Acquisition of Integrity Bancshares, Inc. October 30, 2014 Exhibit 99.1

Caution About Forward-Looking Statements
This presentation contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In
general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,”
“plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger, the expected returns and other benefits of the proposed merger to shareholders, estimated expense reductions resulting from the transaction and the timing of achievement of such reductions, the impact on tangible book value, and the effect of the merger on S&T Bancorp’s and S&T Bank’s capital ratios.
Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements, and there can be no assurances that: the proposed merger will close when expected, the expected returns and other benefits of the proposed merger to shareholders will be achieved, the expected operating efficiencies will result, estimated expense reductions resulting from the transaction will occur as and when expected, or that the effect on S&T Bancorp’s and S&T Bank’s capital ratios will be as expected. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger transaction may not be timely completed, if at all; that prior to completion of the merger transaction or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies;
that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger transaction; diversion of management time to merger-related issues;
and other factors and risk influences contained in the cautionary language included under the headings “Management’s
Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in S&T Bancorp’s Form 10-K for the
fiscal year ended December 31, 2013 and other documents subsequently filed by S&T Bancorp with the SEC. Consequently, no forward-looking statement can be guaranteed.  S&T Bancorp does not undertake any obligation to update or revise any forward-
looking statements, whether as a result of new information, future events or otherwise.

Caution About Forward-Looking Statements
This presentation is being made in respect of the proposed merger transaction involving S&T Bancorp and Integrity Bancshares,
Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, S&T Bancorp will file with the SEC a registration statement on
Form S-4 that will include a proxy statement/prospectus for the shareholders of Integrity Bancshares, Inc.  S&T Bancorp also plans to file other documents with the SEC regarding the proposed merger transaction with Integrity Bancshares, Inc.  Integrity
Bancshares will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR
INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE
PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY
BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED
TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about S&T Bancorp will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, when available, without charge, from S&T Bancorp’s website (http://www.stbancorp.com/), under the heading “Financial
Information” and on Integrity Bancshares, Inc.’s website, at (www.integritybankonline.com), under the heading “Investors.”

A Strategically Compelling Transaction
An
Opportunistic
Partnership
Attractive
Financial
Metrics
• High performing bank
– 45 consecutive quarters of loan growth
– MRQ ROACE of 21.4%; PA’s top performing community bank
(1)
• Expansion into markets with favorable demographics
• Strong commercial lending platform which aligns with S&T’s business model
• Integrity’s customer base provides appealing cross-sell
opportunities for S&T’s broader product suite
• Immediately accretive to earnings per share; significant long-term accretion with conservative cost savings of 22% identified
• Estimated pro forma ROATCE in excess of 14.5%
• IRR of 20%; significantly in excess of cost of capital
• 4.8 year tangible book value per share earnback period
(2)
Source: Integrity and S&T company documents.
Includes institutions with >$500M in assets. Top performing by ROACE. ROACE excludes realized gains/(losses) on securities, non-recurring items and is tax-effected using a 35% assumed tax rate.
Earnback period is defined as the number of years for pro forma tangible book value per share to exceed stand-alone projected tangible book value per share.

(1)
(2)

Integrity BANCSHARES, INC.
S&T Bancorp, Inc

47.8% CAGR

21.7% CAGR

14.6% CAGR

Overview of Integrity Bancshares, Inc.
• 11 year old institution headquartered in
Camp Hill, PA
• 8 branch locations in south-central PA
(Cumberland, Dauphin, Lancaster and
York Counties); #10 deposit market
share
(1)
• Strong track record of growth &
profitability
Total Loans ($M) Total Deposits ($M)
Net Income to Common ($M)
Source: SNL Financial and Integrity company documents.
Note: YTD annualized represents the nine months ended 9/30/14, annualized over a 12-month period.
(1)     Reflects aggregate deposit market share in four operating counties. Deposit data as of 6/30/14.

$4.6
$7.3
$10.0
$0
$3
$6
$9
$12
12/31/12 12/31/13 YTD Annualized
$602.0
$691.0
$764.0
$500
$550
$600
$650
$700
$750
$800
12/31/12 12/31/13 9/30/14
$543.2
$676.1
$765.9
$500
$550
$600
$650
$700
$750
$800
12/31/12 12/31/13 9/30/14

Excellent Historical Performance
Source: Integrity company documents. NPAs defined as nonaccrual loans plus OREO plus loans 90+ days past due and still accruing.
Note: Profitability ratios and NCOs/Avg. Loans for the quarters ended 3/31, 6/30 and 9/30 are annualized. ROAA excludes preferred dividends.
NPAs / Loans + OREO Net Charge-offs / Average Loans
Return on Average Common Equity Return on Average Assets

12.6%
17.0%
16.5%
19.2%
21.4%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
2012Y 2013Y 3/31/14 6/30/14 9/30/14
1.81%
0.58%
1.03%
0.82%
0.95%
0.0%
0.5%
1.0%
1.5%
2.0%
2012Y 2013Y 3/31/14 6/30/14 9/30/14
0.08%
0.10%
0.10%
0.10%
0.08%
0.00%
0.10%
0.20%
0.30%
0.40%
0.50%
2012Y 2013Y 3/31/14 6/30/14 9/30/14
0.81%
1.15% 1.15%
1.34%
1.50%
0.00%
0.40%
0.80%
1.20%
1.60%
2012Y 2013Y 3/31/14 6/30/14 9/30/14

Excellent Historical Performance
Source: Integrity company documents. NPAs defined as nonaccrual loans plus OREO plus loans 90+ days past due and still accruing.
Note: Profitability ratios and NCOs/Avg. Loans for the quarters ended 3/31, 6/30 and 9/30 are annualized. ROAA excludes preferred dividends.

12.6
0.10% 0.08%
0.95%
(Dollars in Thousands)
At or for the year ended, At or for the quarter ended,
12/31/12 12/31/13 3/31/14 6/30/14 9/30/14
Consolidated Balance Sheet
Total Assets 674,133 $       761,905 $       782,111 $       811,676 $       860,434 $
Total Gross Loans 543,180 676,129 691,822 738,458 765,918
Deposits 602,001 691,008 709,567 735,201 764,007
Tangible Common Equity / Assets 5.78% 6.27% 6.38% 6.59% 6.97%
Profitability
Net Income to Common 4,587 $            7,339 $            2,004 $            2,504 $            3,003 $
ROAA 0.81% 1.15% 1.15% 1.34% 1.50%
ROACE 17.0 16.5 19.2 21.4
Efficiency Ratio 67.8 50.6 48.1 47.3 43.5
Asset Quality
NCOs / Avg. Loans 0.08% 0.10% 0.10%
NPAs + 90+PD / Loans + OREO 1.81 0.58 1.03 0.82

($ in millions)	S&T Bancorp (3Q 2014)	Integrity Bancshares (3Q 2014)	Pro Forma[1]
Total Assets	$4,907	$860	$5,937
Total Loans	3,801	766	4,716
Total Deposits	3,901	764	4,838
Branches	56	8	64
TCE/TA	9.05%	6.97%	8.35%
NPAs/Loans + OREO	0.36%	0.82%	0.62%
Efficiency Ratio	56%	44%	57%
ROAA	1.21%	1.50%	1.20%
ROATE	13.9%	21.4%	14.6%
Market Cap[2]	$758	-	$883
P/TBV[2]	1.77x	-	1.86x
P/2015E[2]	12.7x	-	12.2x
P/2016E[2]	11.6x	-	10.9x

(1) Represents estimated data at close of transaction. Pro Forma income statement data is estimated for 2015 and assumes cost savings of 22% of
Integrity’s noninterest expense, 75% phased-in, including estimated fair value adjustments and excluding restructuring charges.
(2) Based on 7 trading day VWAP ending 10.28.14 ($25.4519)
Strong Pro Forma Financial Metrics and Attractive Valuation

Integrity BANCSHARES, INC.
S&T Bancorp, Inc

Akron
State College
Harrisburg
New Cumberland
York
Philadelphia
Lancaster
Pittsburgh
Columbus
Clarion
Jefferson
Clearfield
Centre
Butler
Armstrong
Indiana
Allegheny
Pittsburgh
Westmoreland
Cambria
Blair
Washington
Dauphin
Cumberland
York
Lancaster
S&T Bank
Integrity
Loan Production Offices

Expansion Into South-central PA
• Provides branch presence in
Lancaster, York, Dauphin, and
Cumberland counties
• Land for two future branch sites in
York County already owned
• Total population of markets served
of approximately 1.5 million
Source: SNL Financial

Integrity BANCSHARES, INC.
S&T Bancorp, Inc

visitPA.com

PENNSTATE HERSHEY Milton S. Hershey Medical Center

HERSHEY'S The Hershey Company

HARLEY-DAVIDSON MOTOR CYCLES

Ahold USA

WELLSPAN HEALTH

PINNACLEHEALTH

Lancaster General Health

South-central PA Deposit Market Share
Source: SNL Financial, credcpa.org and www.smartmarket.org.
Note: Deposit data as of 6/30/14. Reflects aggregate deposit market share for Cumberland, Dauphin, Lancaster and York Counties.
(1)     Subsidiary of Royal Bank of Scotland Group.
• #10 deposit market share in operating
area; #3 for community banks
• < 3% market share provides substantial
room for continued growth
• Local area economy bolstered by state
and national government and strong
healthcare presence
Top Regional Employers
Total Market Deposits $28.3 billion

Rank Institution
Number
of
Branches
Market
Share
(%)
1 Susquehanna Bancshares Inc. 70 14.7
2 M&T Bank Corp. 70 14.4
3 Fulton Financial Corp. 54 13.9
4 PNC Financial Services Group Inc. 64 12.4
5 Wells Fargo & Co. 33 8.6
6 Metro Bancorp Inc. 25 6.8
7 Banco Santander SA 43 4.6
8 Citizens Financial Group, Inc. (1) 22 3.5
9 Codorus Valley Bancorp Inc. 17 3.2
10 Integrity Bancshares Inc. 8 2.6
11 ENB Financial Corp 12 2.4
12 Orrstown Financial Services Inc. 10 2.1
13 Mid Penn Bancorp Inc. 12 2.0
14 Donegal Financial Services Corp. 17 1.5
15 National Penn Bancshares Inc. 6 1.1
16 Northwest Bancshares Inc. 16 1.1
17 Centric Financial Corp. 4 1.0
18 York Traditions Bank 4 0.8
19 Franklin Financial Services Corp. 8 0.7
20 ACNB Corp. 5 0.5
Total For Institutions In Market 524

$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$47,097
$57,276
$51,961
$51,579
STBA
Integrity
PA
US

6.5%
6.0%
5.5%
5.0%
4.5%
6.0%
5.2%
6.1%
6.1%
STBA
Integrity
PA
US

25.0%
20.0%
15.0%
10.0%
16.5%
21.1%
20.6%
21.3%
STBA
Integrity
PA
US

$200,000
$150,000
$100,000
$50,000
$122,963
$187,661
$172,914
$182,060
STBA
Integrity
PA
USA

Demographically Attractive Markets
Source: SNL Financial.
Note: Data is deposit weighted by county deposits. Deposit data as of 6/30/14.
% of Households With Income > $100K Median Home Price
August 2014 Unemployment Rate Median Household Income

Management Team Retention
Integrity
Management
Current Position Career Experience
Jim Gibson
Chief Executive
Officer
Founder of Integrity Bancshares
Will join S&T Bancorp Board of Directors
Tom Sposito
Chief Operating
Officer
Former President/CEO of Pennsylvania State Bank
Chief Banking Officer of Sterling Financial
EVP & Central PA Market Manager at PNC
William Poole
EVP - Business
Development
Founder & CEO of HomeTowne Heritage Bank
EVP & CLO for Bank of Lancaster County
Dennis Ginder Chief Credit Officer
Former President of Bank of Lancaster County
Senior credit roles at Sterling Financial and PNC
Jordan Space
Chief Lending
Officer
Formerly a relationship manager with M&T co-managing a
$500 million portfolio
• Integrity has built the top team of community bankers in south-central PA
• To maintain existing momentum, Integrity’s customer facing team will be retained and several key executives have executed employment agreements:

Continuation of Effective Expansion Strategy
• 2008 -
IBT Bancorp
$ 827
• 2012 -
Mainline Bancorp
242
• 2012 -
Gateway Bank of Pennsylvania
126
• 2014 -
Integrity Bancshares, Inc.
860
Assets Acquired
($ in Millions)
$2,055
• 2012 -
Loan production office opened in northeast Ohio in August 2012
• 2014 -
Loan production office opened in central Ohio in January 2014
• 2014 -
Hired a team of bankers in State College, PA and branch opened in June 2014
Source: SNL Financial and S&T company documents.
Data represents assets at completion for all deals other than Integrity.

Transaction Overview
Aggregate Consideration
(1)(2)
Approximately $155 million
Consideration Mix 80% common stock / 20% cash
Per Share Consideration
Structure
$52.50 per share in cash or 2.0627
(2)
shares of STBA
common stock subject to the 80% stock / 20% cash
consideration mix
Corporate Governance
Two board seats for existing directors of Integrity, including
Jim Gibson
Approval Requirements Integrity shareholders and customary regulatory approvals
Integration
Integrity Bank to merge with S&T Bank
Will operate as Integrity Bank – A Division of S&T Bank
Anticipated Closing Q1 2015
Termination Fee $6.25 million
(1) Assumes 2,924,356 shares outstanding plus 63,053 options with a weighted strike price of $23.03.
(2) Based on 7 trading day VWAP ending 10.28.14 ($25.4519)

Transaction Multiple Comparison
S&T and Integrity
Deal Value Per Share = $52.50
Comparable
Transactions
(1)
Basis Multiple Median Value
Price / LTM Earnings $3.29 16.0x 17.4x
Price / Tangible Book $20.50 2.6x 2.2x
Premium / Core TCE
(2)
$68.8M 2.4x 2.3x
Target Comparison Integrity Target Median
MRQ ROAA 1.50% 1.16%
Tangible Common
Equity / Assets
6.97% 8.75%
(1) Includes all deals with announced values greater than $50 million and price to tangible book value greater than 2.0x announced since 1/1/2013.
(2) Core TCE defined as 8.0% of tangible assets. Multiple calculated as aggregate transaction value less tangible common equity plus 8.0% times tangible assets divided by 8.0% times tangible assets.

Key Transaction Assumptions
Cost Savings
Identified 22% of Integrity’s operating expense
Approximately $3.2 million pre-tax based on 2014 YTD
annualized expenses
75% realized in 2015; 100% thereafter
Credit Mark
$9.5 million or 1.2% of 9/30 gross loans
2.3x nonperforming loans
(1)
; 1.0x ALLL
Additional Purchase
Accounting Marks
$1.5 million rate premium on loans
$1.5 million rate premium on time deposits
One Time Costs
Approximately $9.7 million (6.3% of transaction value)
on a pre-tax basis
Debt Redemption
Integrity’s $13.5 million of outstanding subordinated
debt is redeemed in conjunction with close
Integrity Preferred Stock Matured and was paid off per its terms on October 28
(1) Defined as nonaccrual loans plus loans 90+ days past due and still accruing.

Pro Forma Impact
EPS Accretion
(1)
6.1% in 2015 excluding one-time charges and
2.0% in 2015 including one-time charges.
8.8% in 2016
Tangible Book Value Dilution 8.7%
Earnback Period
(2)
4.8 years
Internal Rate of Return 20%
Pro Forma Capital (9/30/14)
(3)
Tangible Common Equity / Assets
Tier 1 Common Risk Based Capital
Total Capital Ratio
8.1% (-95 bps)
10.5% (-134 bps)
12.6% (-173 bps)
(1) Based upon consensus earnings estimates.
(2) Earnback period is defined as the number of years for pro forma tangible book value per share to exceed stand-alone projected tangible book value per share.
(3) Includes the redemption of Integrity’s $13.5 million of outstanding subordinated debt in conjunction with the transaction. Calculation based upon current regulatory capital methodology.

Summary
Strategically
Compelling
Financially
Attractive
• Expansion into attractive south-central PA market
through region’s best performing community bank
• Proven track record of growth & strong profitability
• Allows for expansion through increased lending capacity
and ability to offer additional product lines to Integrity’s customers
• Retain growth focused lending team & in-market brand
recognition through Integrity Bank name
• Earnings accretion in the high single digits with fully
phased in cost savings
• IRR of 20%; significantly in excess of cost of capital
• Potential for additional revenue enhancements

APPENDIX 19

Pro Forma Loan Composition
S&T Integrity Pro Forma
Source: S&T and Integrity company documents. Data as of 9/30/14.
Data does not include purchase accounting adjustments.
x x
Loan Type
Amount
($M)
% of
Total
Commercial Real Estate 296.2 $      38.7%
Commercial & Industrial 169.0 22.1%
Construction 101.1 13.2%
Residential 163.6 21.4%
Consumer & Other 35.9 4.7%
Total Loans 765.9 $      100.0%
x x
x x
Loan Type
Amount
($M)
% of
Total
Commercial Real Estate 1,691.6 $   44.5%
Commercial & Industrial 946.4 24.9%
Construction 186.5 4.9%
Residential 910.1 23.9%
Consumer & Other 69.7 1.8%
Total Loans 3,804.3 $   100.0%
x x
x x
Loan Type
Amount
($M)
% of
Total
Commercial Real Estate 1,987.9 $   43.5%
Commercial & Industrial 1,115.3 24.4%
Construction 287.6 6.3%
Residential 1,073.7 23.5%
Consumer & Other 105.7 2.3%
Total Loans 4,570.2 $   100.0%
x x

Commercial
Real Estate
44.5%
Commercial
& Industrial
24.9%
Construction
4.9%
Residential
23.9%
Consumer &
Other
1.8%
Commercial
Real Estate
43.5%
Commercial
& Industrial
24.4%
Construction
6.3%
Residential
23.5%
Consumer &
Other
2.3%
Commercial
Real Estate
38.7%
Commercial
& Industrial
22.1%
Construction
13.2%
Residential
21.4%
Consumer &
Other
4.7%

Pro Forma Deposit Composition
S&T Integrity Pro Forma
Source: S&T and Integrity company documents. Data as of 9/30/14.
Data does not include purchase accounting adjustments.
x x
Deposit Type
Amount
($M)
% of
Total
NIB Demand 1,077.5 $   27.6%
Interest Bearing Demand 336.7 8.6%
MMDA and Savings 1,343.7 34.4%
Time Deposits <$100,000 785.7 20.1%
Time Deposits >$100,000 357.4 9.2%
Total Deposits 3,901.0 $   100.0%
x x
x x
Deposit Type
Amount
($M)
% of
Total
NIB Demand 44.7 $         5.9%
Interest Bearing Demand 388.2 50.8%
MMDA and Savings 98.7 12.9%
Time Deposits <$100,000 117.2 15.3%
Time Deposits >$100,000 115.2 15.1%
Total Deposits 764.0 $      100.0%
x x
x x
Deposit Type
Amount
($M)
% of
Total
NIB Demand 1,122.2 $   24.1%
Interest Bearing Demand 724.9 15.5%
MMDA and Savings 1,442.4 30.9%
Time Deposits <$100,000 902.9 19.4%
Time Deposits >$100,000 472.6 10.1%
Total Deposits 4,665.0 $   100.0%
x x

NIB Demand
24.1%
Interest
Bearing
Demand
15.5%
MMDA and
Savings
30.9%
Time Deposits
<$100,000
19.4%
Time Deposits
>$100,000
10.1%
NIB Demand
27.6%
Interest
Bearing
Demand
8.6%
MMDA and
Savings
34.4%
Time
Deposits
<$100,000
20.1%
Time
Deposits
>$100,000
9.2%
NIB Demand
5.9%
Interest
Bearing
Demand
50.8%
MMDA and
Savings
Time
Deposits
<$100,000
15.3%
Time
Deposits
>$100,000
15.1%
12.9%